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NEWS	National Fuel

10 LAFAYETTE SQUARE/BUFFALO NY 14203/TEL 800/634-5440
www.nationalfuelgas.com

    RELEASE DATE:    July 29, 2003

FOR ADDITIONAL INFORMATION PLEASE CALL
       Julie Coppola Cox (716) 857-7079

NATIONAL FUEL ANNOUNCES SALE OF CANADIAN PROPERTIES
AND PROVIDES EARNINGS GUIDANCE

Buffalo, New York: National Fuel Gas Company ("National Fuel" or the "Company") (NYSE: NFG) today announced that Seneca Resources Corporation ("Seneca"), its wholly owned exploration and production subsidiary, signed a purchase and sale agreement to sell its Southeast Saskatchewan oil properties for approximately $80 million (note: all dollar amounts in this release are denominated in United States Dollars). This sale will be effective August 1, 2003, and is expected to close by September 30, 2003.*

        Seneca expects to record an aggregate after tax loss related to the properties being sold in the range of $70 to $83 million.* Like many independent exploration and production companies, Seneca uses the full cost method of accounting for its oil and gas properties. Under the full cost method, Seneca is required to perform a quarterly "ceiling test" which compares (on a country-by-country basis) the present value of future revenues from Seneca’s oil and gas reserves with the book value of those reserves at the balance sheet date. If the book value of the reserves in any country exceeds the present value of the associated future revenues, a non-cash charge must be recorded to write down the book value of the reserves to their present value. Because of previously disclosed downward revisions to crude oil reserves associated with the properties being sold as well as the decline in crude oil prices since March 31, 2003, the book value of Seneca's Canadian properties exceeded the present value of the associated future revenues at June 30, 2003. Consequently, Seneca will record an after tax impairment charge of $22.6 million ($0.28 per share) (note: all references to earnings per share are to diluted earnings per share) during the quarter ended June 30, 2003.* When the transaction closes during the fourth quarter of fiscal 2003, Seneca expects to record an additional after tax loss on the sale in the range of $50 to $60 million ($0.61 to $0.73 per share).*

        The after-tax proceeds from the sale will be used to pay down short-term debt.* The overall impact on the Company's ratio of equity to total capitalization is not expected to be significant.*

        Philip C. Ackerman, Chairman, President and Chief Executive Officer of National Fuel Gas Company commented: "As we've discussed in the past, our desire to finance the acquisition of the Empire State Pipeline through the sale of timber properties and / or non-strategic assets precipitated a careful review of the economics of all of our non-regulated businesses, including certain oil and gas properties.* Our Southeast Saskatchewan properties were identified as a candidate for sale given their overall marginal contribution to earnings.* Selling when oil prices are high maximized the proceeds and helped mitigate the impact on the balance sheet.* While this sale represents roughly half of our Canadian assets, Seneca will remain active in Canada, primarily exploring for natural gas in Alberta and British Columbia.*"

        The Company expects to close its previously announced sale of timber properties later this week. Upon closing, the Company will record an after-tax gain of approximately $102 million or $1.24 per share. Taking into consideration the timber sale and the Canadian oil property sale discussed above, the Company is revising its fiscal 2003 earnings guidance from $1.65 to $1.75 per share to $2.00 to $2.10 per share including non-recurring items.* The Company reaffirms its fiscal 2003 earnings guidance before non-recurring items of $1.75 to $1.85 per share.* The adoption of two new accounting pronouncements ($0.11 per share), the gain on sale of timber properties, and the full cost impairment charge and estimated loss on sale discussed above account for the difference between the two projected earnings ranges.

        The sale of the Southeast Saskatchewan properties will reduce Seneca’s fiscal 2004 production by approximately 10 BCFE.* Given our high depletion expense associated with the properties, the sale will have a minimal impact on fiscal 2004 earnings.* The Company expects earnings for fiscal 2004 to be in the range of $1.70 to $1.80 per share excluding non-recurring items.* Including the impact of an expected one-time charge relating to pension obligations, earnings are expected to be in the range of $1.60 to $1.70 per share.*

        The Company will host a conference call on Thursday, July 31, 2003 at 8:30 a.m. (Eastern Daylight Time) to discuss third quarter earnings and the sale of its Canadian oil properties. There are two ways to access this call; first, you may go to the Company’s home page at its Internet Web site http://www.nationalfuelgas.com and click on the words “Conference Call”; and for those without Internet access, a toll free number may be used. Please call 1-888-425-9158 and use the pass code “National Fuel” to listen to the live call. For those unable to listen to the live broadcast, a replay will be available at the above-mentioned Internet Web site beginning about one hour after the call, and continuing until the close of business on Thursday, August 7, 2003. In addition, the call will be recorded and a toll-free replay will be available for playback by telephone approximately one hour after the call is completed at 1-800-964-3639 (no pass code required), continuing until the close of business on Thursday, August 7, 2003.

        National Fuel is an integrated energy company with $3.8 billion in assets distributed among the following six operating segments: Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing, and Timber. Additional information about National Fuel is available on its Internet Web site: http://www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

*       Certain statements contained herein, including those which are designated with an asterisk (“*”), are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in economic conditions including economic disruptions caused by terrorist activities or acts of war; changes in demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments; occurrences affecting the Company’s ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company’s actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the effect of such changes on the accounting treatment or valuation of related derivative financial instruments or the Company's crude oil and natural gas reserves; inability of the various counterparties to meet their obligations with respect to the Company’s financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; changes in laws and regulations to which the Company is subject, including tax, environmental, safety and employment laws and regulations; or the cost and effects of legal and administrative claims against the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.